Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-116436, No. 333-56741, No. 333-39946, No. 333-91408 and No. 333-106390) of UFP Technologies, Inc. of our report dated March 22, 2007 relating to the 2006 financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  Carlin, Charron & Rosen, LLP

Westborough, Massachusetts

March 22, 2007